                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 SCANSOFT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:

         -----------------------------------------------------------------------

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
SCANSOFT, INC.:

     The Annual Meeting of Stockholders of ScanSoft, Inc. (the "Company") will be held at the Company's headquarters, 9 Centennial Drive, Peabody, Massachusetts, on June 29, 1999 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

     (1) To elect a Board of six (6) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

     (2) To approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "Amended 1995 Plan") to increase the number of shares reserved for purchase under the Amended 1995 Plan;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the period ending December 31, 1999; and

     (4) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on May 28, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 9 Centennial Drive, Peabody, Massachusetts 01960 for ten days prior to the Annual Meeting.

     The Company's 1999 Annual Report to Stockholders accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                          By Order of the Board of Directors
                                          /s/ KATHARINE A. MARTIN
                                          Katharine A. Martin
                                          Secretary

Peabody, Massachusetts
June 2, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 2, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ScanSoft, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 29, 1999 at 10:00 a.m. at 9 Centennial Drive, Peabody, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about June 2, 1999.

                                 VOTING RIGHTS

     Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the director nominees, FOR approval of the amendment to the Company's 1995 Employee Stock Purchase Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the designated independent public accountants and as the proxy holders deem advisable in their sole discretion on other matters that may come before the meeting, as the case may be with respect to the item not marked. A stockholder may indicate on the enclosed Proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed Proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately.

     The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except in specific circumstances, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

     In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

                        RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record of the Company as of the close of business on May 28, 1999 have the right to receive notice of and to vote at the Annual Meeting. On May 28, 1999, the Company had issued and outstanding 26,431,417 shares of Common Stock.

                                    PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of six (6) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. The nominees are presently directors of the Company. In the event that any Management nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     THE NAME, AGE AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS OF THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

       NAME          AGE            PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
       ----          ---            -----------------------------------------
Michael K. Tivnan    46    - Served as the President and Chief Executive Officer of the
                             Company since March 2, 1999.
                           - From February 1998 until March 2, 1999, Mr. Tivnan served as the President of ScanSoft, Inc., which was then
                             operating as an indirect wholly owned subsidiary of Xerox.
                           - From November 1993 until February 1998, Mr. Tivnan served as General Manager and Vice President of ScanSoft.
                           - From January 1991 until November 1993, Mr. Tivnan served as Chief Financial Officer of ScanSoft.
Paul A. Ricci        42    - Served as the Chairman of the Board of Directors since
                             March 2, 1999.
                           - Mr. Ricci joined Xerox in 1992 and is currently the Vice
                             President, Corporate Business Development, a position he
                             has held since January 1998.
                           - Prior to assuming his current position, Mr. Ricci has held several positions within Xerox, including serving as
                             President, Software Solutions Division and as President of
                             the Desktop Document Systems Division.
                           - Mr. Ricci has served as Chairman of the Board of Directors of ScanSoft since June 1997 and has served as the sole
                             director of ScanSoft since September 1996.
J. Larry Smart       51    - Served as a director of the Company since March 2, 1999.
                           - From April 1997 until March 2, 1999, Mr. Smart served as
                             President and Chief Executive Officer of Visioneer. Mr.
                             Smart served as Chairman of the Board of Directors of
                             Visioneer from February 1997 until April 1997.
                           - From April 1996 to March 1997, Mr. Smart was Chairman,
                             President and Chief Executive Officer of StreamLogic
                             Corporation, a network storage company.
                           - From July 1995 to March 1996, Mr. Smart was President and
                             CEO of Micropolis Corporation, a disk drive design and
                             manufacturing company.
                           - From March 1994 to February 1995, Mr. Smart was President
                             and Chief Executive Officer of Maxtor Corporation, a disk
                             drive development and manufacturing company.

       NAME          AGE            PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
       ----          ---            -----------------------------------------
                           - Mr. Smart currently serves as Chairman of the Board of
                             Southwall Technologies Inc., a thin film technology
                             company, and is a director of Savoir Technology Group,
                             Inc., a distributor of electronic components and systems,
                             and Midisoft Corp., a developer of music and sound
                             software for personal computers.
William J. Harding   51    - Served as a director of the Company since May 1995.
                           - Since 1994, Dr. Harding has been a general partner of
                             Morgan Stanley Venture Partners II, L.P., which manages
                             the Morgan Stanley Venture Capital Funds.
                           - During 1994, Dr. Harding was a private investor.
                           - From 1985 through 1993, Dr. Harding was a general partner of J.H. Whitney & Co., a venture capital firm.
David F. Marquardt   50    - Served as a director of the Company since November 1992.
                           - From April 1989 to October 1998, Mr. Marquardt served as a director of Auspex Systems, Inc., a provider of network
                             server hardware and software.
                           - Since August 1980, Mr. Marquardt has been a general
                             partner of Technology Venture Investors, a venture capital firm. Mr. Marquardt currently serves as a director of
                             Microsoft Corporation, a developer of software for
                             personal computers and Netopia, Inc., a provider of
                             networking hardware and software.
Mark B. Myers        59    - Served as a director of the Company since March 2, 1999.
                           - Since February 1992, Dr. Myers has served as Senior Vice
                             President, Xerox Research and Technology, responsible for
                             worldwide research and technology.

REQUIRED VOTE

     The six (6) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" management's nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of 15 meetings during the fiscal year ended January 3, 1999. Each director attended at least 75% of the aggregate number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he served, except David F. Marquardt, who attended 66.6% of the meetings.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors, which currently consists of directors Paul A. Ricci, J. Larry Smart and William J. Harding, held one meeting during 1998. The Audit Committee, which meets periodically with management and our independent public accountants, recommends engagement of our independent public accountants and is primarily responsible for approving the service performed by our independent public accountants and reviewing and evaluating our accounting principles and the adequacy of our internal auditing procedures and controls.

     The Compensation Committee of the Board of Directors, which currently consists of directors Paul A. Ricci, William J. Harding and David F. Marquardt, held three meetings during 1998. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees, administers the various incentive compensation and benefit plans (including our stock purchase and stock option plans) and recommends policies relating to such plans.

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan, each nonemployee director will be granted an option to purchase 20,000 shares of Common Stock on the date on which he or she first becomes a nonemployee director (the "First Option"). Thereafter, on January 1 of each year each nonemployee director shall be automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six (6) months. The First Option shall become exercisable in installments as to twenty-five percent (25%) of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option, and each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. Options granted under the Directors' Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten (10) years. Pursuant to the Directors' Option Plan, on January 1, 1998, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock. The terms of such options, including vesting terms, are substantially similar to the terms of the First Option.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

  Agreements with the Company's Executive Officers

     Two executive officers of the Company prior to the merger with ScanSoft, Inc., J. Larry Smart, President and Chief Executive Officer and a director, and Murray Dennis, Vice President of Sales and Marketing, executed employment and non-compete agreements with Primax V Acquisition Corp., a wholly owned subsidiary of Primax Electronics Ltd. After the sale of the hardware business to Primax in January 1999, Mr. Dennis became employed by Primax, and received a signing bonus paid by Primax equal to six months of his Visioneer salary as part of his new employment compensation package. He also released Visioneer from its obligations under his existing employment agreement with Visioneer. Mr. Smart received a lump sum payment of six months salary by the Company in March 1999. Michael T. Burt, Vice President of Operations, received a payment of four months additional salary upon termination of employment. Pursuant to an engagement letter dated August 11, 1998, Richard Brenner served as the Company's Chief Financial Officer until March 31, 1999. Visioneer paid The Brenner Group LLC hourly fees for Mr. Brenner's services and paid a success fee of $90,000 for completion of the hardware sale and the merger with ScanSoft.

     In November 1998, Visioneer's Board of Directors approved the acceleration of vesting of 50% of unvested options held by Messrs. Dennis and Burt upon each individual's termination of employment with Visioneer. Visioneer also accelerated the vesting of certain options held by Mr. Smart in accordance with the vesting schedules set forth in letter agreements between Visioneer and Mr. Smart dated April 9, 1997, July 7, 1997 and October 6, 1997. Options to purchase a total of approximately 151,787 shares held by Mr. Smart have also been accelerated.

     In November 1998, Visioneer's Board of Directors also approved offering to employees, including executive officers, whose employment was terminated by Visioneer prior to the effective time of the merger the right to receive $0.20 per share for each option share held by such employee that is or would have vested as of the effective time of the merger (including options that will be accelerated prior to such time), provided that the employee agreed to terminate all additional outstanding unvested options held by such employee. Accordingly, Mr. Dennis received approximately $30,500 for options exercisable as of the date of the hardware sale to Primax and options accelerated as a result of their termination of employment. Similarly, Messrs. Smart and Burt received approximately $134,000 and $17,400, respectively, for options that would be exercisable as of the closing of the merger and for options accelerated in connection with the closing of the merger or their termination of employment.

     In April 1999, ScanSoft's Board of Directors approved acceleration of vesting of options for all officers of the Company in the event of a change in control. A change in control includes a merger or consolidation of the Company not approved by the Board of Directors, certain changes in the Board of Director composition, and certain changes in the ownership of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 1999, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(2)
                                                              --------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               NUMBER     PERCENT
          ---------------------------------------             ----------   -------
Xerox Imaging Systems, Inc.(3)..............................  11,853,602    45.5%
  800 Long Ridge Road
  Stamford, CT 06904
Technology Venture Investors -- IV..........................     917,001     3.6%
  2480 Sand Hill Road
  Menlo Park, CA 94025
Morgan Stanley Venture Capital Fund II, L.P.(4).............     734,036     2.9%
  3000 Sand Hill Road
  Building 4, Suite 250
  Menlo Park, CA 94025
Michael K. Tivnan(5)........................................     156,423       *
Paul A. Ricci(6)............................................     130,000       *
Wayne S. Crandall(7)........................................      84,324       *
Steven C. Ricketts(8).......................................      47,158       *
Stanley E. Swiniarski(9)....................................      58,202       *
William J. Harding(10)......................................     759,036     2.9%
David F. Marquardt(11)......................................     945,451     3.6%
Mark B. Myers...............................................          --      --
J. Larry Smart(12)..........................................      10,429       *
All directors and executive officers as a group
  (9 persons)(13)...........................................   2,192,023     8.3%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address for the following stockholders is c/o ScanSoft, Inc., 9 Centennial Drive, Peabody, Massachusetts 01960.

 (2) Applicable percentage ownership is based on 26,364,235 shares of common stock outstanding as of May 1, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 1, 1999 are deemed outstanding.

     Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the community property laws where applicable and except as indicated in the other footnotes to this table.

 (3) Excludes a warrant to purchase up to 1,738,552 shares of common stock.

 (4) Includes 486,544 shares owned by Morgan Stanley Venture Capital Fund II, L.P., 126,276 shares owned by Morgan Stanley Venture Investors, L.P., 121,216 shares owned by Morgan Stanley Venture Capital Fund II, C.V.

 (5) Includes 146,423 shares subject to options exercisable within 60 days of May 1, 1999.

 (6) Excludes 11,853,602 shares of common stock held by Xerox Imaging Systems, Inc.

 (7) Includes 74,324 shares subject to options exercisable within 60 days of May 1, 1999.

 (8) Includes 47,158 shares subject to options exercisable within 60 days of May 1, 1999.

 (9) Includes 58,202 shares subject to options exercisable within 60 days of May 1, 1999.

(10) Includes 486,544 shares owned by Morgan Stanley Venture Capital Fund II, L.P., 126,276 shares owned by Morgan Stanley Venture Investors, L.P., 121,216 shares owned by Morgan Stanley Venture Capital Fund II, C.V., and 25,000 shares subject to options exercisable within 60 days of May 1, 1999 held by William J. Harding, a director of ScanSoft. Dr. Harding is a general partner of Morgan Stanley Venture Partners II, L.P., the general partner of Morgan Stanley Venture Capital II, L.P., Morgan Stanley Venture Investors, L.P., and Morgan Stanley Venture Capital Fund II, C.V., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Harding disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest in such shares.

(11) Includes 917,001 shares owned by Technology Venture Investors IV, L.P., and 25,000 shares subject to options exercisable within 60 days of May 1, 1999, held by David F. Marquardt, a director of ScanSoft. Mr. Marquardt is a general partner of TVI Management IV, L.P., which is the sole general partner of Technology Venture Investors IV, L.P., and, as such, Mr. Marquardt may be deemed to share voting and investment power with respect to such shares. Mr. Marquardt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 3,450 shares held directly by Mr. Marquardt.

(12) Includes 8,333 shares subject to options exercisable within 60 days of May 1, 1999.

(13) Includes 384,440 shares subject to options exercisable within 60 days of May 1, 1999.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years 1996, 1997 and 1998 concerning compensation paid to the Company's Chief Executive Officer and to the Company's four other named executive officers whose compensation exceeded $100,000 in 1998 (the "Named Executive Officers").

                                                                                          LONG-TERM
                                                        ANNUAL COMPENSATION              COMPENSATION
                                             -----------------------------------------   ------------
                                                                                          SECURITIES
                                                                          OTHER ANNUAL    UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)   COMPENSATION    OPTIONS(#)
        ---------------------------          ----   --------   --------   ------------   ------------
J. Larry Smart(2)..........................  1998   $314,357   $114,500     $    --        698,574
  President and Chief Executive Officer      1997    190,500     98,429      21,500        815,000
                                             1996         --         --          --             --
Rudolph E. Burger..........................  1998    193,269     15,000          --        215,128
  Senior Vice President of Business          1997    173,077     27,424          --        205,000
  Development                                1996    137,307         --          --         40,006
Geoffrey C. Darby(3).......................  1998    117,944     10,000          --         71,430
  Vice President of Finance and Chief        1997    159,346     17,498          --         10,000
  Financial Officer                          1996    156,000     20,000          --         30,000
Murray Dennis(4)...........................  1998    193,817     82,175          --        222,577
  Vice President of Sales and Marketing      1997    175,000     80,045          --         75,000
                                             1996     87,500     51,023          --        150,000

Michael T. Burt(5).........................  1998    136,254     15,000          --        130,715
  Vice President of Operations               1997     83,077     21,522          --        100,000
                                             1996         --         --          --             --

---------------
(1) Includes amounts paid in the subsequent year for bonuses earned in the indicated year.

(2) Mr. Smart joined the Company in April 1997.

(3) Mr. Darby left the Company in August 1998.

(4) Mr. Dennis joined the Company in May 1996.

(5) Mr. Burt joined the Company in April 1997.

RECENT OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended January 3, 1999 to the Named Executive Officers.

                                        PERCENT
                                        OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                                        OPTIONS                                     AT ASSUMED ANNUAL RATES
                         SECURITIES    GRANTED TO                                 OF STOCK PRICE APPRECIATION
                         UNDERLYING    EMPLOYEES     EXERCISE OR                     FOR OPTION TERM($)(2)
                          OPTIONS      IN FISCAL     BASE PRICE     EXPIRATION    ----------------------------
         NAME            GRANTED(#)    YEAR(%)(1)     ($/SHARE)        DATE           5%              10%
         ----            ----------    ----------    -----------    ----------    -----------    -------------
J. Larry Smart.........   115,715         3.68%         $1.75          4/1/07      $114,980       $  284,938
                          154,287         4.90           1.75          7/1/07       158,831          396,591
                          428,572        13.61           1.75         10/1/07       455,772        1,146,159
Rudolph E. Burger......    34,286         1.09           1.75         9/27/05        27,389           65,072
                          156,556         4.97           1.75         5/20/07       158,384          393,998
                            4,286         0.14           1.75         10/6/07         4,558           11,462
                           20,000         0.64           2.31         6/23/08        29,055           73,631
Geoffrey C. Darby......    17,143         0.54           1.75         12/9/08        21,085           54,860
                           25,715         0.82           1.75         7/25/06        23,233           56,476
                            8,572         0.27           1.75         10/6/07         9,116           22,925
                           20,000         0.64           2.31         6/23/08        29,055           73,631
Murray Dennis..........     2,111         0.07           1.75         7/24/06         1,906            4,634
                          126,461         4.02           1.75         7/25/06       114,254          277,735
                           52,576         1.67           1.75          2/4/07        51,166          126,249
                           21,429         0.68           1.75         10/6/07        22,789           57,309
                           20,000         0.64           2.31         6/23/08        29,055           73,631
Michael T. Burt........    85,715         2.72           1.75          5/8/07        86,336          214,571
                           25,000         0.79           3.00         3/30/08        47,167          119,531
                           20,000         0.64           2.31         6/23/08        29,055           73,631

---------------
(1) Based on options to purchase an aggregate of 3,147,801 shares of common stock granted during fiscal 1998.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

     The following table shows the number of shares of common stock represented by outstanding stock options held by each of the Named Executive Officers as of January 3, 1999.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                      NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                       UNEXERCISED OPTIONS AT FISCAL          OPTIONS AT FISCAL YEAR-END
              NAME                   YEAR-END EXERCISABLE/UNEXERCISABLE      ($) EXERCISABLE/UNEXERCISABLE
              ----                   ----------------------------------    ---------------------------------
J. Larry Smart...................        395,001/303,573                           $0/0
Rudolph E. Burger................         86,825/138,303                         863/6,038
Geoffrey C. Darby................              0/0                                  0/0
Murray Dennis....................         91,136/121,723                            0/0
Michael T. Burt..................         42,901/87,814                             0/0

---------------
(1) Based on a per share price of $1.1875, the closing price of our common stock as reported by The Nasdaq National Market on December 31, 1998, the last trading day of the fiscal year.

     In January 1998, the Company allowed all holders of outstanding options to exchange higher priced options for new options at $1.75 per share, the fair market value at the time of the exchange. The repricing terms provided that for each seven shares of options exchanged, six new options would be granted. The repriced options maintained the same vesting schedule. Options for 2,656,449 shares were exchanged for new options for 2,276,956 shares.

                         TEN-YEAR OPTION/SAR REPRICINGS
                             (AS OF MARCH 26, 1999)

                                                                                                                 LENGTH OF
                                                                                                                  ORIGINAL
                                    NUMBER OF                                                                   OPTION TERM
                                    SECURITIES                                                                   REMAINING
                                    UNDERLYING     NUMBER OF     MARKET PRICE OF    EXERCISE PRICE               AT DATE OF
                                   OPTIONS/SARS      SHARES      STOCK AT TIME OF     AT TIME OF       NEW      REPRICING OR
                        DATE OF    REPRICED OR      REISSUED       REPRICING OR      REPRICING OR    EXERCISE    AMENDMENT
  EXECUTIVE OFFICER    REPRICING    AMENDED(#)    7:6 RATIO(#)     AMENDMENT($)      AMENDMENT($)    PRICE($)     (YEARS)
  -----------------    ---------   ------------   ------------   ----------------   --------------   --------   ------------
J. Larry Smart.......   1/12/98      135,000        115,715           $1.75             $ 3.75        $1.75         9.25
  President and         1/12/98      180,000        154,287            1.75               3.44         1.75         9.50
  Chief Executive       1/12/98      500,000        428,572            1.75               3.88         1.75         9.75
  Officer
Jay Hanson...........   7/25/96        5,000          5,000            6.50              10.75         6.50         9.83
  VP Engineering        1/12/98       10,000          8,572            1.75               4.25         1.75         7.67
                        1/12/98        5,000          3,750            1.75               4.25         1.75         7.67
                        1/12/98        5,000          4,286            1.75               6.50         1.75         8.58
                        1/12/98        5,000          4,286            1.75               6.50         1.75         8.58
                        1/12/98       10,000          8,572            1.75               3.50         1.75         9.08
                        1/12/98        8,000          6,858            1.75               2.63         1.75         9.42
                        1/12/98        3,300          2,829            1.75               3.63         1.75         9.67
                        1/12/98       30,000         25,715            1.75               3.88         1.75         9.75
Bruce S. Mowery......   7/25/96      150,000        150,000            6.50              10.75         6.50         9.83
  VP Marketing
Rudolph E. Burger....   1/12/98       40,000         32,812            1.75               7.00         1.75         7.75
  Sr. VP                1/12/98      200,000        156,556            1.75               2.69         1.75         9.42
  Business              1/12/98        5,000          4,286            1.75               3.88         1.76         9.75
  Development
Michael T. Burt......   1/12/98      100,000         85,715            1.75               2.81         1.75         9.33
  VP of Operations
Geoffrey C. Darby....   1/12/98       20,000         17,143            1.75               4.25         1.75         7.66
  VP Finance            1/12/98       30,000         25,715            1.75               6.50         1.75         8.58
                        1/12/98       10,000          8,572            1.75               3.88         1.75         9.75
Murray L. Dennis.....   7/25/98      150,000        150,000            6.50              10.75         6.50         9.83
  VP Sales and          1/12/98      150,000        128,572            1.75               6.50         1.75         8.58
  Marketing             1/12/98       50,000         42,858            1.75               3.50         1.75         9.08
                        1/12/98       25,000         21,429            1.75               3.88         1.75         9.75

                      OPTION CANCELLATIONS AND REISSUANCES

     The following table provides information regarding the cancellation and reissuance of certain options held by the Company's executive officers during the last ten completed fiscal years.

                                                                                                                         EXERCISE
                                                   DATE OF                              EXPIRATION    MARKET PRICE       PRICE AT
                                                 CANCELLATION   NUMBER OF   NUMBER OF    DATE OF     AT CANCELLATION   CANCELLATION
                                                     AND         SHARES      SHARES      REISSUED          AND             AND
          NAME                    TITLE           REISSUANCE    CANCELLED   REISSUED     OPTIONS       REISSUANCE       REISSUANCE
          ----                    -----          ------------   ---------   ---------   ----------   ---------------   ------------
J. Larry Smart...........  President and Chief     01/09/98      135,000     115,715     04/01/98         $1.75          $ 3.75
                           Executive Officer       01/09/98      180,000     154,287     07/07/07         $1.75          $ 3.4375
                                                   01/09/98      500,000     428,572     10/06/07         $1.75          $ 3.875
Rudolph E. Burger........  Senior Vice             01/09/98       40,000      34,286     09/27/05         $1.75          $ 7.00
                           President of            01/09/98      182,648     156,536     05/20/07         $1.75          $ 2.69
                           Business                01/09/98        5,000       4,286     10/06/07         $1.75          $ 3.875
                           Development
Geoffrey C. Darby........  Vice President of       01/09/98       20,000      17,143     08/16/05         $1.75          $ 4.25
                           Finance and             01/09/98       30,000      25,715     07/25/06         $1.75          $ 6.50
                           Administration and      01/09/98       10,000       8,572     10/06/07         $1.75          $ 3.875
                           Chief Financial
                           Officer
Murray Dennis............  Vice President of       01/09/98      150,000     128,572     07/25/06         $1.75          $ 6.50
                           Sales and               01/09/98       50,000      41,968     02/04/07         $1.75          $ 3.50
                           Marketing               01/09/98       25,000      21,429     10/06/07         $1.75          $ 3.875
                                                   07/25/96      150,000     150,000     07/25/96         $6.50          $10.75
Michael T. Burt..........  Vice President of       01/09/98      100,000      85,715     05/08/07         $1.75          $ 2.81
                           Operations
Jay Hanson...............  Vice President of       01/09/98       14,375       8,572     08/16/05         $1.75          $ 4.25
                           Engineering             01/09/98       10,000       4,286     07/25/06         $1.75          $ 6.50
                                                   01/09/98       10,000       8,572     02/04/07         $1.75          $ 3.50
                                                   01/09/98        8,000       6,858     05/21/07         $1.75          $ 2.625
                                                   01/09/98        3,300       2,829     08/12/07         $1.75          $ 3.625
                                                   01/09/98       30,000      25,715     10/06/07         $1.75          $ 3.875
                                                   07/25/96        5,000       5,000     07/25/06         $6.50          $10.75
Bruce Mowery.............  Vice President of       07/25/96      150,000     150,000     07/25/06         $6.50          $10.75
                           Marketing

                             NEW
                           EXERCISE
                           PRICE OF
                           REISSUED
          NAME             OPTIONS
          ----             --------
J. Larry Smart...........   $1.75
                            $1.75
                            $1.75
Rudolph E. Burger........   $1.75
                            $1.75
                            $1.75
Geoffrey C. Darby........   $1.75
                            $1.75
                            $1.75
Murray Dennis............   $1.75
                            $1.75
                            $1.75
                            $6.50
Michael T. Burt..........   $1.75
Jay Hanson...............   $1.75
                            $1.75
                            $1.75
                            $1.75
                            $1.75
                            $1.75
                            $6.50
Bruce Mowery.............   $6.50

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

     The Company's compensation policies for its executive officers and Chief Executive Officer are determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee sets the base salary and bonus programs to be in effect for executive officers each fiscal year. In addition, the Committee administers the Company's 1993 Incentive Stock Option Plan under which option grants may be made to such officers and other key employees as an inducement essential to such officers and employees joining the Company. The Committee was established in August 1995. Prior to such date, the Company's compensation policies for its executive officers were determined by the Board of Directors.

GENERAL COMPENSATION POLICY

     The Company's executive compensation program consists of three main components: (1) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the Company's industry and geographical area, (2) potential for a quarterly or annual bonus payable in cash and based on individual performance and Company performance, and (3) long-term stock option awards that provide executive officers with the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time.

FACTORS

     Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee may at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     - Base Salary. The base salary for each executive officer is set on the basis of personal performance, internal comparability standards, and the salary levels in effect for comparable positions with companies in the Company's industry and at high technology companies generally in Silicon Valley that are of comparable size to the Company and with which the Company competes for executive personnel. External salary data is obtained by reviewing data from specific companies in Silicon Valley in the Company's industry and a variety of compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the "Performance Graph" included below.

     - Annual Incentive Compensation. Bonuses were paid to executive officers for fiscal 1998. The Company had adopted a Management Incentive Program in December 1995 pursuant to which bonuses were payable to eligible employees for fiscal 1998 upon achievement of individual goals established for each employee and Company performance goals. The individual performance portion of the bonus varied, depending on the individual, and the Company performance portion of the bonus was a function of net profit before taxes. Individual goals and Company performance goals were generally targeted at 40% and 60%, respectively, of the total bonus amount to be paid to any particular executive officer.

     - Long-term Incentive Compensation. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Company's 1993 Incentive Stock Option Plan. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. During the 1998 fiscal year, the Committee approved grants to officers with vesting commencing on the date of grant, after taking into account the option holdings and direct stock holdings of such individuals. The size of such grants was set to achieve a potential percentage ownership stake in the Company that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon such individuals' current position with the Company, but also taking into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee meets without the Chief Executive Officer's presence to evaluate his performance and reports on that evaluation to the independent members of the Board of Directors. The compensation payable to J. Larry Smart in his capacity as the Company's Chief Executive Officer for fiscal 1998 was based on a number of factors, including comparative salaries of chief executive officers of similar companies of comparable sales and capitalization in the Company's industry and geographical area. Mr. Smart was awarded quarterly bonuses totaling $114,500 based on Mr. Smart's fulfillment of certain Company performance objectives agreed to between Mr. Smart and the Company's Board of Directors for fiscal 1998. Furthermore, the Company entered into certain Letter Agreements with Mr. Smart setting forth his employment terms. The Letter Agreements are described in "Change in Control and Employment Agreements." In connection with the merger between the Company and ScanSoft, Inc., Mr. Smart resigned as President and Chief Executive Officer of the Company and was replaced by Mr. Michael K. Tivnan.

REPORT ON REPRICED OPTIONS

     In January 1998, the Committee determined that it was in the best interests of the Company to reprice then-existing stock option grants under the Company's 1993 Incentive Stock Option Plan and 1997 Employee Stock Option Plan with exercise prices in excess of the then-current fair market value of the Company's Common Stock.

     The objectives of the Company's stock option plans (the "Stock Option Plans") are to promote the interests of the Company by providing employees and certain consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most employees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the Stock Option Plans and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of optionees.

     In this context, the Committee decided that effective January 9, 1998, all Company employees (including executive officers) holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock could receive a repricing of their then-existing unexercised stock options with a new exercise price set at $1.75, the fair market value of the Company's Common Stock on January 9, 1998. The repricing permitted employees to exchange options to acquire seven shares of the Company's Common Stock for each new option to acquire six shares of the Company's Common Stock.

     None of the Company's non-employee members of the Board of Directors received any repriced stock options. It is the opinion of the Committee that this program succeeded in its objectives of building employee morale and providing new incentives for the Company's employees and management.

OTHER

     The Company generally intends to qualify compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Company reserves the right to pay compensation that may not be deductible.

                                          COMPENSATION COMMITTEE

                                          PAUL A. RICCI
                                          WILLIAM J. HARDING
                                          DAVID F. MARQUARDT

May 24, 1999

                               PERFORMANCE GRAPH

     The following graph compares, for the period of time since the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934 (December 11, 1995), the cumulative total stockholder return for the Company with the cumulative total return of the Standard & Poor's 500 Stock Index, and the Nasdaq Computer Manufacturer Index assuming $100 was invested on December 11, 1995 in the Company's Common Stock and both of the indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN*
              AMONG SCANSOFT, INC., S & P 500 INDEX AND THE NASDAQ
                          COMPUTER MANUFACTURER INDEX

                                                                                                             NASDAQ COMPUTER
                                                     SCANSOFT, INC.                 S & P 500                 MANUFACTURER
                                                     --------------                 ---------                ---------------
'12/11/95'                                               100.00                      100.00                      100.00
'12/95'                                                  185.00                       99.00                       95.00
'12/96'                                                   38.00                      122.00                      127.00
'12/97'                                                   14.00                      163.00                      154.00
'12/98'                                                   10.00                      210.00                      333.00

* $100 invested on December 11, 1995 in stock or index, including reinvestment of dividends, fiscal year ending December 31.

                               PROPOSAL NUMBER 2

        AN AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan") that will increase the number of shares of Common Stock available for issuance under the 1995 Plan by three hundred thousand (300,000) shares. The Board believes the amendment is necessary in order to provide the Company with a sufficient reserve of Common Stock in order to continue the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts.

     The principal terms and provisions of the 1995 Plan are summarized below. The following summary however, is not intended to be a complete description of all the terms of the 1995 Plan and is qualified in its entirety by the specific language of the 1995 Plan. A copy of the 1995 Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company.

SHARES SUBJECT TO THE 1995 PLAN

     Prior to the amendment of the 1995 Plan, 700,000 shares of Common Stock had been authorized for issuance under the Plan. Upon approval of this amendment by the stockholders, a total of 1,000,000 shares will be authorized under the Plan. The authorized shares issuable in connection with the 1995 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

     The 1995 Plan was adopted by the Board of Directors in October 1995 and was approved by the Company's stockholders in November 1995. The 1995 Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Plan is not a qualified deferred compensation plan under section 401(a) of the Code, and is not subject to the provisions of ERISA.

     As of May 1, 1999, a total of 458,355 shares had been issued to the Company's employees under the 1995 Plan and 241,645 shares remain available for future issuance. The average per share issuance price for shares purchased by employees under the 1995 Plan to date was approximately $3.27 and the total net value realized by employees as a group from the purchase of such shares was $264,252. As of May 1, 1999, approximately 118 employees were eligible to participate in the 1995 Plan.

PURPOSE

     The purpose of the 1995 Plan is to provide employees of the Company (and any of its subsidiaries designated by the Board of Directors) who participate in the 1995 Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time.

ADMINISTRATION

     The 1995 Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The 1995 Plan is currently being administered by the Board. The Board of Directors or its committee has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 1995 Plan and not inconsistent with the 1995 Plan, to construe and interpret the 1995 Plan, and to make all other determinations necessary or advisable for the administration of the 1995 Plan.

ELIGIBILITY

     Any person who, on the first day of an offering period, is customarily employed by the Company (or any of its designated subsidiaries) for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the 1995 Plan.

OFFERING DATES

     In general, the 1995 Plan is implemented by a series of offering periods of twelve months duration, with new offering periods commencing on or about February 16 and August 16 of each year. Each offering period consists of two consecutive purchase periods of six months duration, with the last day of such period being designated a purchase date. The Board of Directors has the power to change the duration and/or frequency of the offering and purchase periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering or purchase period to be affected.

PARTICIPATION IN THE PLAN

     Eligible employees may participate in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company prior to the applicable offering date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering. The subscription agreement currently authorizes payroll deductions of up to 20% of the participant's eligible compensation on the date of the purchase.

PURCHASE PRICE

     The purchase price per share at which shares are sold under the 1995 Plan is a price equal to the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or the purchase date. If the fair market value of the Common Stock on a purchase date is less than the fair market value at the beginning of the offering period, a new twelve month offering period will automatically begin on the first business day following the purchase date with a new fair market value. The fair market value is the per share closing price of the Common Stock on the Nasdaq National Market as of such date reported by Nasdaq.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 20% of a participant's eligible compensation received on each payday during the offering period. Eligible compensation is defined in the 1995 Plan to include the regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the 1995 Plan at any time during the offering period prior to a purchase date, and may decrease the rate of his or her payroll deductions once during the offering period by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the offering date and shall continue until his or her participation is terminated as provided in the 1995 Plan. No interest accrues on the payroll deductions of a participant in the 1995 Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the 1995 Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering period is 5,000 shares. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant's total payroll deductions accumulated during each offering period by the lower of (i) 85% of the fair market value of the Common Stock on the offering date, or (ii) 85% of the fair market value of the Common Stock on the applicable purchase date. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of each purchase period at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the 1995 Plan if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the 1995 Plan or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the 1995 Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

WITHDRAWAL

     While each participant in the 1995 Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be decreased once during any given offering period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by delivering written notice of such withdrawal to the Company. Such withdrawal may be elected at any time prior to the end of the applicable six-month purchase period under the 1995 Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period.

     A participant's withdrawal from an offering period does not have an effect upon such participant's eligibility to participate in subsequent offering periods under the 1995 Plan; however, the participant may not re-enroll in the same offering period after withdrawal.

TERMINATION OF EMPLOYMENT

     Upon termination of the participant's continuous status as an employee prior to the exercise date of an offering period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

     In the event an employee fails to remain in continuous status as an employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the 1995 Plan and the contributions credited to his or her account will be returned to him or her, without interest, and his or her option terminated.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the 1995 Plan. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors or its committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1995 Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new purchase date.

NONTRANSFERABILITY

     No rights or accumulated payroll deductions of a participant under the 1995 Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the 1995 Plan.

REPORTS

     Individual accounts will be maintained for each participant in the 1995 Plan. Each participant shall receive promptly after each exercise date a report of such participant's account setting forth the total amount of the participant's contributions, the per share purchase price and the number of shares purchased and the remaining cash balance, if any, to be returned or carried over to the next offering period.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the 1995 Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in any option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1995 Plan without prior stockholder approval with respect to any change for which stockholder approval is required to comply with the rules regarding "discretionary plans" under section 16 of the Exchange Act and Rule 16b-3 or under section 423 of the Code (or any successor provisions thereto).

FEDERAL INCOME TAX ASPECTS OF THE 1995 PLAN

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1995 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax laws.

     General Tax Information. The 1995 Plan, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1995 Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount which depends upon the holding period of the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment of the 1995 Plan as it relates to the three hundred thousand (300,000) new shares available for issuance under the 1995 Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment of the 1995 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1995 PLAN.

                               PROPOSAL NUMBER 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until revoked by further action. PricewaterhouseCoopers LLP has been the Company's independent accountants since inception (March 10, 1992).

     The stockholders are asked to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, appointment of the firm for the fiscal year ending December 31, 1999 will be reconsidered by the Board of Directors.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 1999.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of security holders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than February 2, 2000.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Annual Report. The Company will provide a copy of its 1998 Annual Report to stockholders, without charge, to any stockholder who makes a written request to Katharine A. Martin, Secretary, Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California 94304-1115.

                                          By Order of the Board of Directors
                                          /s/ KATHARINE A. MARTIN
                                          Katharine A. Martin
                                          Secretary

Peabody, Massachusetts
June 2, 1999

PROXY

                                 SCANSOFT, INC.
   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING -- JUNE 29, 1999

    The undersigned, revoking all previous proxies relating to its shares of capital stock (the "Shares") of SCANSOFT, INC. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 29, 1999 at SCANSOFT, INC., 9 Centennial Drive, Peabody, MA 01960 and hereby appoints MICHAEL TIVNAN and STEVE RICKETTS, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to vote all the Shares which the undersigned is entitled to vote at said Annual Meeting, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting with all the powers the undersigned would have if personally present. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote or act as indicated herein.

    THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED HEREIN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS TO COME BEFORE THE ANNUAL MEETING:

1. To elect a Board of six (6) directors. NOMINEES: Michael K. Tivnan; Paul A. Ricci; J. Larry Smart; William Harding; David Mardquart; and Mark B. Myers.

                     FOR ALL NOMINEES                                             WITHHOLD AUTHORITY
            (EXCEPT AS MARKED TO THE CONTRARY)                               TO VOTE FOR NOMINEES LISTED
                           [ ]                                                           [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write name or names here

--------------------------------------------------------------------------------

2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan.

                  FOR                                       AGAINST                                     ABSTAIN
                  [ ]                                          N                                           N

3. To ratify the designation of PricewaterhouseCoopers LLP as independent accountants of the Company for the period ending December 31, 1999.

                  FOR                                       AGAINST                                     ABSTAIN
                  [ ]                                          N                                           N

                       PLEASE SIGN AND RETURN IMMEDIATELY

    Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                    Dated:

-------------------------------------------------------------------------------,
                                                    1999

                                                    ----------------------------
                                                    Signature(s) of Stockholder
                                                    or Stockholders

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.